                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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     4) Date Filed:
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

                                    ProCyte
                                   Corporation

                  NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF PROCYTE CORPORATION:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of ProCyte Corporation (the "Company") will be held on Wednesday, May 14, 1996 at 3:00 p.m., Pacific Daylight Time, at the Meydenbauer Convention Center, 11100 N.E. 6th Street, Bellevue, Washington, for the following purposes:

     1. To approve an amendment to the Company's Restated Articles of Incorporation to provide for a classified Board of Directors;

     2.   To elect members to the Board of Directors;

     3. To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

     Holders of the common stock of the Company at the close of business on March 8, 1996 are entitled to notice of and to vote upon all matters at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company.
WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.


                                          BY ORDER OF THE BOARD OF DIRECTORS




                                                    Joseph Ashley
                                                  CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Kirkland, Washington
March 29, 1996

                               PROCYTE CORPORATION

-------------------------------------------------------------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 1996

-------------------------------------------------------------------------------


     This Proxy Statement is furnished by and the accompanying proxy is solicited on behalf of the Board of Directors of ProCyte Corporation, a Washington corporation (the "Company"), for use at its Annual Meeting of Shareholders to be held at the Meydenbauer Convention Center, 11100 N.E. 6th Street, Bellevue, Washington on Wednesday, May 14, 1996 at 3:00 p.m., Pacific Daylight Time, and at any adjournment thereof (the "Annual Meeting"). The Company's Annual Report for the year ended December 31, 1995, Notice of Annual Meeting, and a proxy accompany this Proxy Statement. The cost of solicitation of proxies is to be paid by the Company. The approximate date of the mailing of this Proxy Statement and proxy is March 29, 1996.

RECORD DATE AND VOTING SECURITIES

     Shareholders of record at the close of business on March 8, 1996 (the "Record Date") will be entitled to vote at the meeting. The only voting securities of the Company are shares of common stock, $.01 par value (the "Common Stock"). Each share of Common Stock outstanding is entitled to one vote per share on any matter brought before the meeting. On March 29, 1996, the Company had outstanding 13,338,965 shares of Common Stock. Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the meeting: (i) the amendment to the Company's Restated Articles of Incorporation to create a classified Board of Directors will be approved if holders of a majority of the outstanding shares of Common Stock on the Record Date vote in favor of the amendment and (ii) the 6 nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Abstentions and broker nonvotes will not be counted for voting on the amendment to the Company's Restated Articles of Incorporation, but will have the practical effect of a vote against the amendment since they represent one less vote for approval. In the election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum.

REVOCATION OF PROXIES

     Any proxies given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (i) filing with the Assistant Secretary of the Company, at the time or before the vote is taken at the Annual Meeting a written notice of revocation bearing a date later than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Assistant Secretary of the Company before the vote is taken at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of proxy). Any written notice or subsequent proxy should be sent so as to be delivered to ProCyte Corporation, 12040 115th Avenue N.E., Suite 210, Kirkland, WA 98034-6900, Attention:
Assistant Secretary, or be hand delivered to the Assistant Secretary of the Company at or before the time the vote is taken at the Annual Meeting.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information regarding ownership of the Company's Common Stock on March 29, 1996 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) executive officers named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose.

                                               Shares Beneficially      % of Shares
     Name of Beneficial Owner                       Owned (1)           Outstanding
     ------------------------                       ---------           -----------
     Joseph Ashley (2)                               561,877               4.2%
     12040 115th Avenue N.E.
     Kirkland, WA 98034-6900

     Jules Blake (3)                                  37,000                *

     Gordon W. Duncan (4)                            173,334               1.3%

     Karen L. Hedine (5)                             136,814               1.0%

     C. Brian Melonakos (6)                           25,000                *

     Robert E. Patterson (7)                          16,667                *

     William M. Sullivan (3)                          37,000                *

     Thomas E. Tierney (8)                             8,334                *

     All Directors and executive officers
     as a group (9 persons) (9)                    1,030,493               7.4%

-------------------------------
  * Less than 1%

     (1) Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.
     (2) Includes 50,000 shares subject to options exercisable within 60 days of March 29 1996.
     (3) Includes 37,000 shares subject to options exercisable within 60 days of March 29, 1996
     (4) Includes 173,334 shares subject to options exercisable within 60 days of March 29, 1996.
     (5) Includes 136,814 shares subject to options exercisable within 60 days of March 29, 1996.
     (6) Includes 25,000 shares subject to options exercisable within 60 days of March 29, 1996.
     (7) Includes 16,667 shares subject to options exercisable within 60 days of March 29, 1996.
     (8) Includes 8,334 shares subject to options exercisable within 60 days of March 29, 1996.
     (9) Includes 526,949 shares subject to options exercisable within 60 days of March 29, 1996.

                    PROPOSAL TO AMEND THE COMPANY'S RESTATED
                            ARTICLES OF INCORPORATION

     The Board of Directors has approved, and recommends that the shareholders adopt, an amendment to the Company's Restated Articles of Incorporation that would divide the Board of Directors into three classes with staggered terms. The proposal is as follows:

     RESOLVED, that Article VIII of the Restated Articles of Incorporation be amended in its entirety to read as follows:

     "The Board of Directors shall be composed of not less than three nor more than twelve directors, the specific number to be set by resolution of the Board of Directors; provided that the Board may be less than three until vacancies are filled. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes, with the classes to be as equal in number as may be possible, with any director or directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the 1996 Annual Meeting of Shareholders, the following classes shall be elected for the terms set forth below:

                         CLASS               TERM
                         -----               ----
                         Class 1             1 year
                         Class 2             2 years
                         Class 3             3 years

     At each annual meeting of shareholders following the 1996 annual meeting, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Unless a director dies, resigns, or is removed, he or she shall hold office for the term elected or until his or her successor is elected and qualified, whichever is later. Directors may be removed only for cause. Directors need not be shareholders of the corporation or residents of the State of Washington. Written ballots are not required in the election of directors."

     The Board of Directors recommends that the Restated Articles of Incorporation be amended to divide the Board of Directors into three classes, as nearly equal in size as possible. Except during the initial phase-in period, and for directors elected to fill vacancies, the term of office of the directors of each class shall expire at the third annual meeting of shareholders after their election. Any director elected by the board to fill a vacancy will, pursuant to the Washington Business Corporation Act (the "WBCA"), stand for election by shareholders at the next meeting of shareholders at which directors are elected.

     THIS PROPOSAL IS INTENDED TO PROVIDE CONTINUITY AND STABILITY TO THE COMPANY'S MANAGEMENT, BY INCREASING THE AMOUNT OF EFFORT NECESSARY TO GAIN CONTROL OF THE BOARD OF DIRECTORS. Adoption of this proposal will make it more difficult to change the composition of the Board of Directors. The present provision requires that the entire Board of Directors be subject to election each year, so it would take only one year for the Board of Directors to be replaced. Following adoption of the proposal, at least two annual meetings, or a special meeting called for the purpose of removing the directors for cause, will be required to effect a change in the majority of the Board of Directors.

     While the Board of Directors believes that the proposed amendment to the Restated Articles of Incorporation should be adopted for reasons set forth above, the Board of Directors is aware that the proposed amendment may have potential anti-takeover effects. Dividing the Board of Directors into three classes with staggered terms will make it more difficult for shareholders to change a majority of current directors. This provision is effective without regard to whether a change of control has occurred or is occurring and therefore may also have the effect of deterring or preventing shareholders from replacing directors for reasons unrelated to the control of the Company.

OTHER PROVISIONS RELEVANT TO THE PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

     Because of the potential anti-takeover effect of the proposed amendment to the Company's Restated Articles of Incorporation, the SEC requires that the Company disclose certain other provisions of the Company's charter and state law that may limit or prevent a change of control of the Company.

THE SHAREHOLDER RIGHTS PLAN

     In December 1994, the Company adopted a shareholder rights plan (the "Rights Plan"), declaring a dividend of one preferred share purchase right (the "Rights") for each outstanding share of the Company's Common Stock. Upon the earlier of (1) the close of business on the tenth business day after the date that the Company learns that a person or group (an "Acquiring Person") has acquired or obtained the right to acquire beneficial ownership of 15% or more of the Company's outstanding Common Stock, or (2) the date designated by the board following commencement of, or first public disclosure of an intent to commence a tender or exchange offer for outstanding shares of the Company's Common Stock that could result in the offeror becoming a beneficial owner of 15% or more of the Company's outstanding Common Stock, each Right will become exercisable (other than by the Acquiring Person) for shares, or fractions of shares, of preferred stock of the Company, or may, at the election of the board, be exchanged for shares of preferred stock. In the event the Company is acquired, each Right will represent the right to acquire shares of the acquiring or surviving corporation or other entity.

THE COMPANY'S CHARTER

     In addition, the Company's Restated Articles of Incorporation currently provide that shareholders do not have the right to cumulate votes in the election of directors and that the authorized capital of the Company consists of 30,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, which the board may issue from time to time in one or more classes or series (with such designations and preferences, relative voting and other rights as the board may deem appropriate) without the approval of the Company's shareholders. The Company's articles and bylaws also contain provisions limiting the right of a shareholder to raise a proposal at a shareholders' meeting or to nominate a candidate for the board and providing that special meetings of the shareholders may be called only by the board, its chairman, the president of the Company or by holders of 10% or more of the outstanding shares of the Company's Common Stock.

WASHINGTON STATE LAW

     ProCyte was incorporated in the state of Washington in 1986. Washington law contains certain provisions that may have the effect of delaying or discouraging a hostile takeover of the Company. Chapter 23B.17 of the WBCA prohibits, subject to certain exceptions, a merger, sale of assets or liquidation of a corporation involving an "Interested Shareholder" (defined generally as a person or affiliated group who beneficially own 20% or more of the corporation's outstanding voting securities), unless determined to be at a "fair price" or otherwise approved by a majority of the Company's disinterested directors or the holders of two-thirds of the votes of each voting group entitled to vote separately on the transaction, excluding the votes of the Interested Shareholder.

     In addition, Chapter 23B.19 of the WBCA prohibits a corporation, with certain exceptions, from engaging in certain significant business transactions with a person or group of persons who beneficially acquire 10% or more of the corporation's outstanding voting securities for a period of five years after such acquisition. The prohibited transactions include, among others, a merger with, disposition of assets to, or issuance or redemption of stock to or from such person or group of persons to receive any disproportionate benefit as a shareholder. Finally, the WBCA prohibits a corporation from taking shareholder action by written consent without a meeting, unless such consent is unanimous. This provision makes it necessary for a potential acquirer to hold a meeting to obtain shareholder approval and therefore increases the cost to an acquirer of gaining control of a Washington corporation.

     The provisions of the WBCA, regarding the prohibition of significant business transactions and unanimous shareholder consent, apply automatically to the Company by virtue of its incorporation in Washington. The WBCA does not permit Washington corporations to "opt out" of these provisions by director or shareholder vote. The proposal to classify the Company's board, together with the Rights Plan and certain provisions described above of the Company's charter documents and the WBCA, may have the effect of delaying, deterring or preventing a hostile takeover or change of control of management of the Company. This effect could deprive shareholders of opportunities to sell their shares at higher-than-market prices. These items may also, however, tend to ensure continuity of management and policies for the Company and encourage those seeking control of the Company to negotiate with management and the board. The Company is currently not aware of any effort to accumulate its securities or to gain control of the Company, nor is the proposed amendment to the Restated Articles of Incorporation recommended to block any such effort.

     As discussed below under the heading ELECTION OF DIRECTORS, the Company intends to implement the staggered Board of Directors provisions immediately following the effective date of the proposed amendment to the Company's Restated Articles of Incorporation.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

                              ELECTION OF DIRECTORS

     Assuming adoption and effectiveness of the proposed amendment to the Company's Restated Articles of Incorporation, the Board of Directors will be divided into three classes, each consisting of two directors. If, for any reason, the proposed amendment to the Company's Restated Articles of Incorporation is not adopted or does not become effective, each director elected at the Annual Meeting will hold office until the next annual meeting of shareholders, and until a successor shall have been elected and qualified.

     The Board of Directors has unanimously approved the nominees named below. It is intended that votes will be cast pursuant to the enclosed proxy card without giving any contrary directions for the election as directors of the nominees set forth below, and executing the proxy card will give the proxies the authority to vote the shares in election of directors as the proxies shall determine. If any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing directors. No circumstances are presently known which would render any nominee named herein unavailable.

     NOMINEES FOR ELECTION AS CLASS 1 DIRECTORS. The following are the nominees of the Board of Directors to serve, following the effectiveness of the amendment to the Restated Articles of Incorporation, as Class 1 Directors until the Annual Meeting of Shareholders in 1997:

       NAME                       AGE         POSITION AND OFFICE
       ----                       ---         -------------------
       Gordon W. Duncan, Ph.D.     63        Vice President, Research
                                              Secretary, and Director

       William M. Sullivan         61        Director

     GORDON W. DUNCAN, PH.D., age 63, Vice President, Research, January 1991 - present; was elected a Director of the Company in 1991. He has served as Secretary of the Company, May 1991 - present. Prior to joining ProCyte in April 1991, as Vice President, Research, Dr. Duncan was Vice President, Research Administration for The Upjohn Company, a pharmaceutical company, where he held various scientific and management positions for twenty years. Dr. Duncan serves as a Director of PATH, a not-for-profit international healthcare organization, 1991-present. Dr. Duncan received his Ph.D. and M.S. in Reproductive Physiology from Iowa State University and his B.S. in Animal Science from Cornell University. Dr. Duncan is presently employed as a part-time employee by the Company.

     WILLIAM M. SULLIVAN, J.D., age 61, was elected a Director of the Company in 1991. He served as Chairman, President and CEO of Burroughs Wellcome Co., a pharmaceutical and consumer products company, 1981-1986. Mr. Sullivan served in various management and corporate legal positions, 1974-1980. He is Chairman of the Board of Sparta Pharmaceuticals, Inc., a publicly-traded development stage pharmaceutical company, 1991-present. He served as Sparta's President and CEO from 1991 to March 1996. Mr. Sullivan was Chairman of the Board, The Immune Response Corporation, a biotechnology company, 1987-1994; and served as a Director 1994-present. He serves as a Director of BioVentures, Inc., a diagnostics company, 1989-present; and a Director of Research Corporation Technologies, a technology transfer company, 1995-present. Mr. Sullivan holds a J.D. from Harvard Law School and an A.B. from the University of Notre Dame. Mr. Sullivan is a member of the Audit and Compensation Committees.

     NOMINEES FOR ELECTION AS CLASS 2 DIRECTORS. The following are the nominees of the Board of Directors to serve, following the effectiveness of the amendment to the Restated Articles of Incorporation, as Class 2 Directors until the Annual Meeting of Shareholders in 1998:

          NAME                    AGE         POSITION AND OFFICE
          ----                    ---         -------------------
          Joseph Ashley            68         Chairman of the Board,
                                              Chief Executive Officer,
                                              President, and Treasurer

          Jules Blake, Ph.D        71         Director

     JOSEPH ASHLEY, age 68, was elected Chairman of the Board, January 1991 to present; President, Chief Executive Officer, a Director of the Company and Treasurer, January 1987-present. Mr. Ashley previously served as President and Chief Operating Officer of Genetic Systems Corporation, a biotechnology company from 1984-1986. He served in various management capacities with Beckman Instruments, Division of SmithKline Beckman Corporation, a diversified healthcare and life sciences company, 1954-1984, including Group Vice President of Diagnostics, 1981-84. Mr. Ashley received a Certificate of Executive Management from the University of California at Los Angeles Graduate School of Business and a B.A. in Mechanical Engineering from City College, New York. He is a member of the Audit Committee.

     JULES BLAKE, PH.D., age 71, was elected a Director of the Company in 1991. He served as Vice President of Corporate Scientific Affairs (1987-1989) and Vice President of Research and Development (1973-1987) for Colgate-Palmolive, a consumer products company. Dr. Blake is a Director of Martek Biosciences Corporation, a biotechnology company, 1990-present; member of the Board of Overseers of Forsyth Dental Center, 1994-present. He is a trustee for the Medical College of Pennsylvania Hahnemann University, 1992-present, and a member of the Science Advisory Board for

International Specialty Products, a specialty chemical company, 1992-present. Dr. Blake received his Ph.D. in Organic Chemistry and his M.S. and B.S. in Chemistry from the University of Pennsylvania. Dr. Blake has served as the chairman of the Compensation Committee, 1991-present, and is a member of the Audit Committee.

     NOMINEES FOR ELECTION AS CLASS 3 DIRECTORS. The following are the nominees of the Board of Directors to serve, following the effectiveness of the amendment to the Restated Articles of Incorporation, as Class 3 Directors until the Annual Meeting of Shareholders in 1999:

       NAME                       AGE         POSITION AND OFFICE
       ----                       ---         -------------------
       Robert E. Patterson         53             Director

       Thomas E. Tierney           68             Director

     ROBERT E. PATTERSON, J.D., age 53, was elected a Director of the Company in 1994. He serves as a Managing Director of Thompson Clive, Inc., a U.K.-based venture capital firm, 1983 - present, and is a partner in the legal services firm of Graham & James, 1972 - present. Mr. Patterson currently serves on the board of several private businesses, including QuestGen Corporation, a biotechnology company. Mr. Patterson holds a J.D. from Stanford Law School and completed the Executive Program at the Stanford Graduate School of Business. He obtained a B.A in Physics from the University of California at Los Angeles. He is a member of the Compensation Committee and serves as chairman of the Audit Committee of the Board, 1995-present.

     THOMAS E. TIERNEY, age 68, was elected a Director of the Company in 1996. From 1951-1988, he served in various sales, marketing and general management positions at The Kendall Company, including Vice President and General Manager, Hospital Products Business, Group Vice President, Healthcare Business and Executive Vice President of Kendall Company and Group Executive, Worldwide Healthcare, until his retirement in 1988. He is a member of the Board of Directors of Uromed, a development-stage healthcare company. Mr. Tierney attended the Harvard Business School Advanced Management Program and received his B.A. in General Sciences from Colgate University.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

     COMPENSATION OF DIRECTORS. Directors who were not otherwise employed by the Company, were paid an annual retainer fee, payable on a quarterly basis, of $12,000, plus $1,500 for each meeting attended in person through December 1995. The non-employee directors also received $500 each for each telephonic meeting of the Board of Directors held though December 1995. In 1995, these fees totaled $19,500, $13,500, $20,500 and

$20,500 for Mssrs. Sullivan, Jones, and Patterson and Dr. Blake, respectively. In December 1995, Mr. G Bradford Jones resigned his Board position due to commitments to other earlier-stage companies represented by his venture capital firm. Directors who are employed by the Company are not otherwise compensated for attendance at meetings of the Board or its committees. Directors are reimbursed for any expenses attendant to Board membership.

     BOARD OF DIRECTORS MEETINGS. During 1995, there were ten meetings of the Board of Directors, at each of which all members of the Board were present in person or via telephone, with the exception of Mr. Jones, who attended seven of the meetings, and Mr Sullivan, who participated in nine meetings. All reference to meetings excludes actions taken by written consent.

     COMPENSATION COMMITTEE. The Company has a Compensation Committee, which has the responsibility for recommending compensation of corporate officers; reviewing annually the operation of all compensation, employment and benefit practices and salary administration procedures; acting as Plan Administrator for all of the Company's stock plans; recommending benefit levels in the Company's proposed retirement program when one is adopted; and recommending directors' fees. The Compensation Committee consisted of four non-employee directors in 1995: Dr. Jules Blake (Chairman), Mr. William Sullivan, Mr. Robert Patterson and Mr. G. Bradford Jones. During 1995, there were five meetings of the Compensation Committee, each of which was attended by all of the named committee members. All reference to meetings excludes actions taken by written consent.

     AUDIT COMMITTEE. The Audit Committee of the Board of Directors has and may exercise the following powers: to make recommendations to the Board of Directors regarding the selection of the Company's independent auditors; to review the scope, direction, timetable and schedule of audits conducted by the Company's independent auditors; to review the results of such audits; to review the Company's system of internal financial controls; and such additional powers as may be conferred upon the Audit Committee from time to time by the Board of Directors. The committee consisted of three outside directors in 1995, Mr. Robert E. Patterson (Chairman), Dr. Jules Blake and Mr. William Sullivan, and one employee director, Mr. Joseph Ashley. The committee held one meeting during fiscal year 1995, at which all of the committee members were present.

     The Company does not have a Nominating Committee.


                             EXECUTIVE COMPENSATION

     The two tables set forth below provide, with respect to Mr. Ashley and the three other executive officers whose compensation (salary and bonus) in 1995 exceeded $100,000 (the "named executive officers"), information regarding compensation for each of the last three years, information regarding option exercises in 1995, and options outstanding at the end of 1995.

SUMMARY COMPENSATION TABLE






                                                                              LONG-TERM
                                                                          COMPENSATION AWARDS
                                                                          SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR   SALARY ($)   BONUS($)      OPTIONS(#)
Joseph Ashley, Chairman of the Board,      1995   $215,655                    150,000
 Chief Executive Officer and President     1994   $192,500     $17,500
                                           1993   $175,000     $35,000

Gordon W. Duncan,                          1995   $121,622                    100,000
 Vice President, Research                  1994   $115,500     $17,500
                                           1993   $95,000

Karen L. Hedine                            1995   $121,622                    100,000
 Vice President, Business                  1994   $115,500     $10,000
 Development & Administration              1993   $96,667      $25,000

C. Brian Melonakos                         1995   $105,595                    75,000(2)
 Vice President, Marketing                 1994   $105,179
                                           1993   $29,500(1)   $15,000


(1)  Mr. Melonakos was hired by the Company on September 15, 1993
(2) The Board of Directors issued this option, at fair market value, after canceling the original option granted to Mr. Melonakos in 1993. The 1995 option is for the same number of shares.

OPTION GRANTS IN 1995

     In January 1995, in recognition of and reward for the continuing efforts of certain of the named executive officers, the Compensation Committee approved stock option grants to the following named executive officers:

            NAME                   POSITION                 OPTIONS GRANTED

     Joseph Ashley            CEO & President               150,000 shares

     Gordon Duncan, Ph.D.     Vice President, Research      100,000 shares

     Karen Hedine             Vice President, Business      100,000 shares
                              Development/Administration

     All such options were granted at the fair market value on the date of grant, and are subject to a three year vesting period and a ten year term. Additionally, the Compensation Committee approved an extended term of a non-qualified stock option which was granted in 1988 to Ms. Hedine from seven years to ten years, in keeping with the term of options granted to other officers.

AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES


                                                                                                      VALUE OF
                                                                               NUMBER OF        UNEXERCISED IN-THE-
                                                                          UNEXERCISED OPTIONS     MONEY OPTIONS AT
                               SHARES ACQUIRED                               AT YEAR-END(#)          YEAR-END($)
                                  UNDERLYING                                 EXERCISABLE/           EXERCISABLE/
NAME                           OPTIONS EXERCISED    VALUE REALIZED($)        UNEXERCISABLE         UNEXERCISABLE
Joseph Ashley,                     --179,919--         $512,769(1)             200,000(2)               $0/
CEO & President                    --0--               --0--                   150,000                  $0 (3)

Gordon W. Duncan                   --0--               --0--                   140,000                  $0/
Vice President, Research                                                                                $0 (3)


Karen L. Hedine                    --0--               --0--                   103,280                  $24,360/
Vice President Business                                                                                 $0 (3)
Development & Administration

C. Brian Melonakos                 --0--               --0--                   --0--                    $0/
Vice President, Marketing                                                                               $0 (3)



(1) Value is the market price of the underlying Common Stock on the date of exercise minus the exercise price.
(2) In January 1996, Mr. Ashley voluntarily and without recompense relinquished and returned to the ProCyte Corporation 1989 Restated Stock Option Plan, the non-qualified stock option grant of 200,000 shares of ProCyte Common Stock, granted to him on February 21, 1992. Mr. Ashley took this action to provide that more options would be available for the Company's use in granting options to future employees of the Company.
(3) Value is the market price of the underlying Common Stock at year end minus the exercise price.

CHANGE OF CONTROL AGREEMENTS

     In 1995, the Company entered into Change of Control Agreements with the named executive officers to provide compensation and benefits in the event that a change of control (as defined therein) of the Company resulted in loss of their employment. The term of each such agreement is two years from the date of the agreement, or, if a change of control occurs during the term of the agreement, the term is automatically extended for two years after such change of control.

     In the event that a named executive officer's employment relationship is terminated by the Company for other than cause or by the named executive officer for good reason following a change in control, the officer will receive an amount as severance pay equal to two times (one times for Mr. Melonakos) the officer's annual base salary for the fiscal year in which the date of termination occurs, any compensation due through the date of termination or previously deferred, any accrued vacation pay which would be payable under the Company's standard policy, and group insurance benefits for one year after termination.

SEVERANCE AGREEMENTS

     In 1995, the Company entered into Severance Agreements with the named executive officers, which agreements provide that if the employment of any such officer is terminated other than for cause (as defined therein) or as a result of voluntary resignation for good reason within two years from the date of the agreement, the officer will be eligible to receive his or her accrued salary and benefits and salary continuation and group insurance benefits for a period of six months at the officer's then current annual base salary for the fiscal year in which the termination occurs, subject to reduction of the salary continuation by the amount of any other earnings from other employment or personal services.

     In February 1996, Dr. Duncan voluntarily requested to reduce his employment status from full to part time. In connection with his request, he and the Company agreed to terminate Dr. Duncan's Change of Control and Severance Agreements.


                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     In 1995, all of the non-employee directors comprised the Compensation Committee (the "Committee"). The Committee considers and makes recommendations to the Board of Directors concerning general compensation policies and employee benefit plans, and specifically recommends salary levels and bonus or stock option awards for executive officers of the Company, including the Chief Executive Officer. The Committee, as Plan Administrator of the stock option plans, has sole authority to grant options to executive officers. The Committee's executive salary and bonus recommendations for 1995 were approved by the Board without modification.

     The Company applies a consistent philosophy in its compensation practices for all employees, including executive management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all individuals working toward common objectives. The Company strives to achieve its objectives through teamwork that is focused on meeting the expectations of its shareholders. In 1995, the Company's executive officers, including the President and Chief Executive Officer, Mr. Ashley, received compensation based on the following objectives and policy on executive compensation.

OBJECTIVES AND POLICY
     The objectives of the Company's executive compensation policy are to:
     * Provide compensation that will attract, retain and motivate experienced executive personnel;
     * Align the interests of management and shareholders by making a substantial portion of executive compensation dependent on the success of the Company, as measured by long-term appreciation in the market price of the common stock;
     * Balance considerations of individual achievements each year with the Company's overall performance, both financially and otherwise.

     To further the Company's executive compensation objectives, the policy provides for a combination of base salary, cash incentive bonus awards and long-term stock options. The Company has not contributed to a retirement program on behalf of its executive officers.

BASE SALARY
     In order to determine its recommendations to the Board of Directors concerning the salary level for executive officers, the Committee considers published data from annual surveys of executive compensation at comparable healthcare and pharmaceutical companies. Comparable healthcare and pharmaceutical companies are not necessarily the same as those in the Nasdaq Pharmaceutical Index. They are a Company-identified sampling of at least twenty firms, which, like the Company, have less than 100 employees, are at the same approximate stage of development, and have market valuations roughly the same as that of the Company.

     Using the survey data as a reference point, the Committee makes adjustments based on its subjective evaluation of the Company executives' individual level of experience, responsibility and performance. The Committee also takes into consideration each executive's comparability with other Company executives. The Committee gives weight to the views of the Chief Executive Officer with respect to executive salaries other than that of the Chief Executive Officer. In 1995, the Company's executive compensation ranked in the lower 35th percentile of the average compensation paid to executives in similar positions as reported for the surveyed companies.

     Despite the difficult setback the Company faced at year end 1994, the Compensation Committee and the Board of Directors felt that the named executive officers stood a better chance of rebuilding long-term shareholder value than would a new management team. The Committee further recognized that recruitment of a new executive management team, or members thereof, would be difficult given that the Company historically paid its officers in the lower ranges of the published salary surveys for like-positioned companies. The effort required to implement the Company's 1995 corporate strategy required a motivated management team that would not be tempted to consider offers to work elsewhere for higher compensation or to opt to retire in 1995.

     As such, the Compensation Committee elected to increase the base salaries for Dr. Duncan, Ms. Hedine and Mr. Melonakos by 5.3%, and for Mr. Ashley by 10%, effective January 1995. The Compensation Committee feels strongly that it is important that the Company compensate ProCyte's executive officers more in keeping with the established competitive ranges for executive positions in like companies and for what it believes to be the Company's favorable long-term business outlook.

CASH BONUS
     The Committee may occasionally recommend that the Board of Directors approve a one-time cash bonus to named executive officers in recognition of a specific accomplishment.

STOCK OPTIONS
     The stock option program is currently the Company's long-term incentive plan for executive officers, managers and all employees. The granting of stock options is the principal means available to the Committee to align executive and shareholder long-term interests. A stock option will reward an executive only if the market price of the Common Stock appreciates over the vesting period. Options granted to executive officers generally have a ten-year term, vest over a period of three to five years, and may be exercised at a price per share equal to or no less than 85% of the market price on the date of grant. There presently are no fixed guidelines for annual grant of stock options to executive officers. Stock options are granted by the Committee based on each executive's position in the Company, previous stock option grants and potential contribution to the long-term success of the Company.

     This report is submitted by the following non-employee directors, who constitute the current members of the Compensation Committee:

                              Jules Blake, Ph.D. (Chairman)
                              Robert E. Patterson
                              William M. Sullivan

                      COMPARATIVE STOCK PERFORMANCE CHART


     The following graph represents the net percentage cumulative total shareholder return on the Company's Common Stock, compared to the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Stocks Index for the period of five fiscal years commencing December 31, 1990 and ending December 31, 1995.

       COMPARISON OF THE CUMULATIVE TOTAL RETURN SINCE 1990 AMONG PROCYTE
        CORPORATION, THE NASDAQ STOCK MARKET INDEX (U.S.) AND THE NASDAQ
                          PHARMACEUTICAL STOCKS INDEX
                        (FISCAL YEAR ENDING DECEMBER 31)


[Graph]


                        1990     1991      1992      1993       1994      1995
                        ----     ----      ----      ----       ----      ----
Nasdaq (US)             100    160.564   186.866   214.511    209.686   296.304
Nasdaq Pharm.           100    265.739   221.140   197.106    148.382   271.029
ProCyte Corporation     100    214.286   183.333   266.667     54.762    53.571

Assuming $100 invested on December 31, 1990 in ProCyte Corporation Common Stock, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Stocks Index with all dividends reinvested.

     Note: Stock price performance shown above for ProCyte Corporation is historical and not necessarily indicative of future price performance.

                            PROPOSALS OF SHAREHOLDERS

     Director nominations, proposals and other business which shareholders wish to present at the annual meeting in 1997 must be received by the Company no later than November 20, 1996.


                             SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile transmission or messenger. All of the costs of solicitation of proxies will be paid by the Company.


                                 OTHER BUSINESS

     The Board of Directors has no knowledge of any other business to be acted upon at this meeting, nor does the Board intend to bring any other business before the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

     A copy of the Annual Report for fiscal year 1995, containing information on operations as filed with the SEC, has been mailed to the shareholders.


                                   BY ORDER OF THE BOARD OF DIRECTORS
                                        OF PROCYTE CORPORATION



                                             Joseph Ashley
                                        Chairman of the Board,
                                   President and Chief Executive Officer

Proxy Card

FRONT OF CARD
Proxy
ProCyte Corporation
12040 115th Avenue NE, Suite 210, Kirkland, WA  98034-8900

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Joseph Ashley and Gordon W. Duncan as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ProCyte Corporation held on record by the undersigned on March 8, 1996, at the Annual Meeting of Shareholders of ProCyte Corporation to be held on May 14, 1996, or any adjournment thereof.


     1. APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS (Please check one)

                    __  FOR   __  AGAINST    __  ABSTAIN


     2.   ELECTION OF DIRECTORS (Please check one)

          __ FOR all nominees listed below __ WITHHOLD AUTHORITY to vote for nominees indicated below (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

                     Class 1                 Class 2              Class 3
                     -------                 -------              -------

             Gordon W. Duncan, Ph.D.      Joseph Ashley     Robert E. Patterson
               William M. Sullivan     Jules Blake, Ph.D.    Thomas E. Tierney

          __  WITHHOLD AUTHORITY to vote for any nominee

Back of card

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and FOR all of the listed nominees for director.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


Date:___________________________, 1996


-------------------------------------------------
                  Signature

-------------------------------------------------
             Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE